Exhibit 10.11

OFFICE & PARKING LEASE

700-706, 710 & 714

Division Street

Nashville, TN 37203

By and between

SEV 8th and Division, LLC

“Landlord”

And

Eargo, Inc.

“Tenant”

This Lease consists of three parts:

Part I	Major Lease Terms
Part II	Standard Lease Provisions
Part III	Exhibits

EXHIBIT A – Site Plan of the Property
EXHIBIT B – Plan of the Premises
EXHIBIT C – Tenant Permitted & Prohibited Parking on the Property
EXHIBIT D – Site Plan of the Additional Property for Parking

MAJOR LEASE TERMS

The terms listed below shall have the following meanings throughout this Lease.

DATE OF LEASE	The Effective Date of the Lease shall be the date of execution by the last party to sign this Lease.

LANDLORD	SEV 8th and Division, a Tennessee Limited Liability Company C/O Southeast Venture 4011 Armory Oaks Drive Nashville, TN 37204

TENANT	Eargo, Inc., a Delaware Corporation 800 6th Avenue South Suite 110 Nashville, TN 37203

MANAGER	Southeast Venture LLC 4011 Armory Oaks Drive Nashville, TN 37204

ADDRESS FOR RENTAL PAYMENTS	Southeast Venture LLC 4011 Armory Oaks Drive Nashville, TN 37204

PROPERTY	The Property is the land outlined on Exhibit A Site Plan and all improvements thereon.

BUILDING	The Building is the structure consisting of 19,897 square feet on the Property as shown on Exhibit A Site Plan.

PREMISES	The Premises is the portion of the Building consisting of 14,965 rentable square feet as shown on Exhibit C, with an address of 716 Division Street, Nashville, TN 37204 (the “Premises”), as shown on Exhibit B.

ADDITIONAL PROPERTY FOR PARKING	The Additional Property for Parking is the land and improvements outlined on Exhibit D.

TENANT’S PERCENTAGE SHARE OF PROPERTY AND BUILDING EXPENSES	75.21%

PERMITTED USES	Office use and no other purpose

LEASE COMMENCEMENT DATE	March 15, 2019

RENT COMMENCEMENT DATE	April 1, 2019

EXPIRATION DATE	March 31, 2021

TERM	The period of time beginning on the Lease Commencement Date and ending on the Expiration Date as extended by the options granted to Tenant in this Lease.

EXTENSION OF THE TERM

Tenant shall have two options to extend this Lease. The Options cannot be used in conjunction with each other. The Option terms and conditions are as follows:

Option 1. Tenant shall have a onetime right to extend this Lease from the current Expiration Date to March 31, 2022 (the “One Year Extension”). Tenant’s right to exercise the One Year Extension is conditioned on the following, (i) Tenant shall not be in default of the Lease at the time Tenant exercises the One Year Extension, (ii) Tenant shall give written notice to Landlord exercising the One Year Extension on or before 5:00 PM, September 30, 2020.

Tenant’s Base Rent for the One Year Extension shall be Thirty-One Thousand Four Hundred and Forty-Five and 21/100 Dollars per month ($31,445.21). All other terms and conditions of the Lease shall remain in full force and effect. Notwithstanding the above, Landlord shall have the right to terminate Tenant’s right to exercise the One Year Extension by giving Tenant written notice no later than 5:00 PM June 30, 2020.

Option 2. Tenant shall have a onetime right to extend this Lease from the current Expiration Date to May 31, 2021 (the “Two Month Extension”). Tenant’s right to the Two Month Extension is conditioned on the following, (i) Tenant shall not be in default of the Lease at the time Tenant exercises the Two Month Extension, (ii) Tenant shall give written notice to Landlord exercising the Two Month Extension on or before 5:00 PM, December 31, 2020.

Tenant’s Monthly Base Rent for the Two Month Extension shall be Thirty Thousand Six Hundred Seventy-Eight and 25/100 Dollars ($30,678.25) per month. All other terms and conditions of the Lease shall remain in full force and effect.

BASE RENT	Beginning on the Rent Commencement Date Tenant shall pay Base Rent without notice, demand or set off in the amount of Twenty-Nine Thousand Nine Hundred Thirty and No/100 Dollars ($29,930.00) per month. The Base Rent shall increase to Thirty Thousand Six Hundred Seventy-Eight and 25/100 Dollars ($30,678.25) on April 1, 2020.

ADDITIONAL RENT	Beginning on the Rent Commencement Date, Tenant shall pay its Percentage Share of Expenses of the Real Estate Taxes, Insurance and Operating Expenses for the Property and the Building and Tenant shall also pay Landlord for One Hundred percent of the Real Estate Taxes, Insurance and Operating Expenses for the Additional Property for Parking. All of the above expenses shall be defined as “Additional Rent” in this Lease. Landlord’s good faith estimate of the Additional Rent is Thirteen Thousand Six Hundred Twelve and 23/100 Dollars ($13,412.363) per month.

UTILITIES	Tenant shall place all utilities, including electricity, gas and water in Tenant’s name and pay these costs directly to the appropriate utility company.

STANDARD LEASE PROVISIONS

ARTICLE I: PREMISES

1.1	PREMISES

(a)

Demise of Premises. This Lease (the “Lease”) is made and entered into by and between Landlord and Tenant and shall become effective as of the Effective Date. In consideration of the mutual covenants made herein, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, and The Additional Property for Parking on all of the terms and conditions set forth in this Lease.

(b)

Access to Premises and Additional Property for Parking. Landlord shall have reasonable access to the Premises and the Additional Property for Parking, at any time during the Term, to inspect Tenant’s performance hereunder and to perform any acts required of or permitted to Landlord herein, including, without limitation, (i) the right to make any repairs or replacements Landlord deems necessary, (ii) the right to show the Premises and the Additional Property for Parking to prospective tenants, purchasers and mortgagees. Landlord shall at all times have a key to the Premises, and Tenant shall not change any existing lock(s), nor install any additional lock(s) without Landlord’s prior consent. Except in the case of any emergency and as otherwise provided in this Lease, any entry into the Premises by Landlord shall be on reasonable advance notice of not less than twenty-four (24) hours, except in an emergency, in which event no notice shall be required. Notices may be given orally to Tenant’s representative at the Premises. Landlord will use commercially reasonable efforts to not interfere with Tenant’s business at the Premises.

1.2	COMMON AREAS

Tenant shall have the right to use, in common with other tenants, Landlord and others to whom rights are now or hereinafter granted by Landlord, the Property and the Building’s common walkways, driveways and parking areas (“Common Areas”). Tenant’s use of the Common Areas including the parking shall be on an unreserved, non-exclusive basis and solely for Tenant’s employees and visitors. Tenant’s right to use the parking in the Common Areas shall be limited as follows: Tenant shall have the right at all times to use the parking areas labeled Area A, B, and D on the attached Exhibit B. Tenant shall have the right to use the parking area labeled Area C at all times, with the exception that in no event shall Tenant, its employees and visitors use the parking area labeled Area C from 7:00 PM to 10:00 PM. Further, as a part of this Lease, Tenant shall have the right to use the parking on the Additional Property for Parking at all times. Any improvements desired by Tenant or required by any governmental or municipal entity on the Additional Property for Parking shall be at Tenant’s sole cost and expense. Landlord shall not be liable to Tenant, and this Lease shall not be affected, if any parking rights of Tenant hereunder are impaired by any law, ordinance or other governmental regulation imposed after the Effective Date, provided, however, that if any such parking impairment materially affects Tenant’s ability to reasonably operate its business, Base Rent and Additional Rent shall be equitably abated to account for such impairment. If Landlord grants to any other tenant the exclusive right to use any particular parking spaces, neither Tenant nor its visitors shall use such spaces; provided, however, that if any such exclusive grant to a third party results in a material reduction in the number of parking spaces available to Tenant, Base Rent and Additional Rent shall be equitably abated to account for such reduction.

Use of the Common Areas shall be only upon the terms set forth at any time by Landlord. Landlord may at any time and in any manner make any changes, additions, improvements, repairs or replacements to the Common Areas that it considers desirable, provided that Landlord shall give Tenant prior written notice of such repairs and shall use reasonable efforts to minimize interference with Tenant’s normal activities. Such actions of Landlord shall not constitute constructive eviction or give rise to any rent abatement or liability of Landlord to Tenant.

1.3	RESTROOM USAGE AND FEE

Tenant shall the right to use the restroom (the “Restroom”) and access thereto as shown on Exhibit B, subject to reasonable closures for routine maintenance, repair and upkeep and that the bill for the the Restroom water usage shall not be in the name of the Tenant. Tenant shall pay to Landlord on the first of each calendar month as additional rent $100.00 as the Restroom Usage Fee.

ARTICLE II: TERM

2.1	COMMENCEMENT

The Term shall begin on the Lease Commencement Date and shall end on the Expiration Date, or as extended by options provided in this Lease. If for any reason Landlord is unable to deliver possession of the Premises to Tenant on the anticipated Lease Commencement Date (March 15, 2019), this Lease shall not be terminated, but the Rent Commencement Date shall be proportionately delayed until the date two (2) weeks after the actual Lease Commencement Date. Notwithstanding the foregoing, if for any reason Landlord is not able to deliver the Premises to Tenant on or before May 1, 2019, Tenant may terminate this Lease by written notice to Landlord whereupon all sums previously paid by Tenant to Landlord shall be reimbursed by Landlord to Tenant.

ARTICLE III: RENT

3.1	BASE RENT

(a)

Payment of Base Rent. Commencing on the Rent Commencement Date and throughout the Term, Tenant shall pay the Base and Additional Rent each month in advance no later than the fifth day of each calendar month during the Term. All payments shall be made to Manager at Manager’s Address or to such other party or to such other place as Landlord may designate in writing, without prior demand, abatement, deduction or offset. All charges to be paid by Tenant hereunder shall be considered rent for the purposes of this Lease, and the words “rent” or “Rent” as used in this Lease shall mean both Base Rent and Additional Rent unless the context specifically or clearly indicates that only one or the other is referenced.

(b)

Late Payments. Tenant acknowledges that the late payment by Tenant to Landlord of any rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to ascertain. Therefore, if any rent or other sum due from Tenant is not received within five (5) days of its due date, Tenant shall pay to Landlord no later than ten (10) calendar days after the due date an additional sum equal to 5% of such overdue payment. In addition to such late charge, all such delinquent rent or other sums due to Landlord, including the late charge, shall bear interest beginning on the date such payment was due at the greater of (a) 10% per annum and (b) 4% over the then applicable prime rate of Bank of America N.A. (the “Default Rate”). The notice and cure period provided in Paragraph 8.1(a) does not apply to the foregoing late charges and interest. If payments of any kind are returned for insufficient funds Tenant shall pay to Landlord an additional handling charge of $50.00. The foregoing charges and interest shall be in additional to all of Landlord’s other rights and remedies.

3.2	ADDITIONAL RENT FOR OPERATING EXPENSES, TAXES, AND INSURANCE

(a)	Additional Rent. In addition to the monthly payment of Base Rent, commencing on the Rent Commencement Date, Tenant shall pay to Landlord Additional Rent on a monthly basis as follows.

(b)

Estimate of Tenant’s Share of Expenses. Landlord shall give Tenant an annual estimate for Additional Rent. Tenant shall pay one-twelfth (1/12) of the estimated amount of Additional Rent with each monthly payment of Base Rent during the Term of the Lease. At the end of each calendar year, Landlord shall give Tenant a statement (the “Tenant’s Additional Rent Statement”) showing the Additional Rent for the prior Year. Any underpayment by Tenant shall be paid to Landlord within thirty (30) days after delivery of the Tenant’s Additional Rent Statement, notwithstanding that such statement may be delivered subsequent to the expiration or termination of this Lease; any overpayment shall be credited against the next installment of Rent due, provided that any overpayment shall be paid to Tenant within thirty (30) days after the Expiration Date.

(c)	The following terms when used herein shall have the following meanings:

i.	Taxes. The ad valorem taxes imposed on the Property (or any tax hereafter imposed in lieu thereof with the exception of franchise and excise tax any tax measured by Landlord’s income.

ii.

Operating Expenses. Any cost for the repair, maintenance, management and operation of the Property, Building or Premises or Additional Property for Parking including, without limitation, (1) premiums and deductibles for insurance; (2) all costs of supplies, materials, equipment, and utilities used in or related to the operation, maintenance, and repair the Property, Building or Premises or Additional Property for Parking or any part thereof and utilities, unless the cost of any utilities is to be paid for separately by Tenant; (3) all management, inspection, legal, accounting, and service agreement costs related to the operation, maintenance, and repair of the Property, Building or Premises or Additional Property for Parking Property or any part thereof. Any of the above services may be performed by Landlord or its affiliates, provided that fees for the performance of such services shall be reasonable and competitive with fees charged by unaffiliated entities for the performance of such services in comparable buildings in the area. Notwithstanding anything to the contrary in this clause (ii), Operating Expenses shall not include: (a) depreciation, interest and principal payments on mortgages and other debt costs; (b) costs for which the Landlord is reimbursed by any third party; (c) capital costs occasioned by casualty or condemnation; (d) costs incurred to comply with laws relating to the presence, removal or remediation of Hazardous Materials (not specifically the obligation of Tenant hereunder); or (e) costs incurred to remedy any construction defect or to comply with any law which first became effective prior to the Lease Commencement Date. Any capital cost (including capital costs included in Operating Expenses pursuant to Section 6.2) shall be amortized over the reasonable useful life of such capital item and the amount included in Operating Expenses shall be limited to the monthly amortized cost thereof.

iii.

Audit. Tenant and its representatives may at any reasonable time within six (6) months after the date of receipt of any Additional Rent Statement, inspect and audit the books and records of Landlord respecting the Additional Rent Statement. Should an audit show that any Additional Rent Statement was inaccurate, the parties will make an adjustment to reflect the actual Tenant’s Share of Operating Expenses, Insurance and Taxes for the year in question. If an audit shows that Landlord has overstated Tenant’s Share of Operating Expenses and Taxes by more than five percent (5%) in the aggregate, then Landlord shall pay to Tenant the reasonable and actual out-of-pocket cost of the audit incurred by Landlord.

ARTICLE IV: DELIVERY OF PREMISES

4.1	CONDITION OF PREMISES TENANT’S AND ACCEPTANCE OF POSSESSION

Landlord shall deliver the Premises with the Building structure and Building Systems (as defined in Section 5.1 below) in good condition and repair. Upon Landlord’s tender thereof, Tenant shall accept possession and enter in good faith occupancy of the Premises, including those rights granted for use of the Common Areas and Additional Property for Parking.

4.2

Tenant’s taking possession of any part of the Property, Building or Premises or Additional Property for Parking shall be deemed to be an acceptance and an acknowledgment by Tenant that (i) Tenant has had an opportunity to conduct, and has conducted, such inspections of the Property, Building or Premises or Additional Property for Parking as it deems necessary to evaluate their condition, (ii) except as otherwise specifically provided herein, Tenant accepts possession of the Property, Building or Premises or Additional Property for Parking in their then existing “as-is” condition, (iii) neither Landlord, nor any of Landlord’s agents, has made any oral or written representations or warranties with respect to such matters other than as set forth in the Lease, except as provided herein.

ARTICLE V: ALTERATIONS AND TENANT’S PERSONAL PROPERTY

5.1	ALTERATIONS

(a)

Landlord’s Consent. Tenant shall not make any alterations, additions, installations, substitutes or improvements (“Alterations”) in and to the Property, Building, Premises and/or the Additional Property for Parking without first obtaining Landlord’s written consent, not to be unreasonably withheld. Without limiting the foregoing, Alterations shall include wiring, cabling and related installations for telephone, computer, voice data and other office systems. Landlord shall not unreasonably withhold, condition or delay its consent; provided, however, that Landlord shall have no obligation to consent to Alterations that could affect any structure on the Property, Building, Premises and/or Additional Property for Parking Building or that would violate the certificate of occupancy for the Property, Building, Premises and Additional Property for Parking or any applicable law, code or ordinance or the terms of any superior lease or mortgage affecting the Property, Building, Premises and Additional Property for Parking or that would increase the rate of insurance for the Property, Building, Premises and Additional Property for Parking or would adversely affect any Building system, including, but not limited to, any mechanical, electrical, heating, ventilation or air conditioning system, fire protection system, or other system serving the Building (collectively, “Building Systems”). No consent given by Landlord shall be deemed as a representation or warranty that such Alterations comply with laws, regulations and rules applicable to the Property, Building, Premises and Additional Property for Parking (“Laws”), and Tenant shall be solely responsible for compliance therewith. Tenant shall pay Landlord’s reasonable costs of reviewing or inspecting any proposed Alterations and any other costs that may be incurred by Landlord as a result of such Alterations.

(b)

Workmanship. All Alterations shall be done at reasonable times in a first-class workmanlike manner, by contractors mutually approved by Landlord and Tenant, and according to plans and specifications previously approved by Landlord. All work shall be done in compliance with all Laws, and with all regulations of the Board of Fire Underwriters or any similar insurance body or bodies. Tenant shall be solely responsible for the effect of any Alterations on the Property, Building, Premises and/or Additional Property for Parking’s structure and systems, notwithstanding that Landlord has consented to the Alterations, and shall reimburse Landlord on demand for any costs incurred by Landlord by reason of any faulty work done by Tenant or its contractors.

(c)

Mechanics and Other Liens. Tenant shall keep the Property, Building, Premises and Additional Property for Parking and Tenant’s leasehold interest therein free of any liens or claims of liens, and shall discharge any such liens within ten (10) Business Days of their filing. Before commencement of any work, Tenant’s contractor shall provide evidence of such insurance as Landlord may require, naming Landlord, Landlord’s Manager and lender as an additional insured. Tenant shall indemnify Landlord and hold it harmless from and against any cost, claim, or liability arising from any work done by or at the direction of Tenant.

(d)

Removal of Alterations. All Alterations affixed to the Property, Building or Premises or Additional Property for Parking shall become part thereof and remain therein at the end of the Term. However, if Landlord gives Tenant notice, at the time of Landlord’s approval of Tenant’s Alterations, that Landlord will require Tenant to remove any Alterations at the end of the Term, Tenant shall so remove the Alterations, make any repair required by such removal, and restore the Property, Building or Premises or Additional Property for Parking to their original condition prior to the date Tenant is required to surrender the Premises to Landlord.

5.2	TENANT’S PERSONAL PROPERTY

Tenant may provide and install, and shall maintain in good condition, all trade fixtures, personal property, equipment, furniture and moveable partitions required in the conduct of its business in the Premises. All of Tenant’s personal property, trade fixtures, equipment, furniture, movable partitions, and any Alterations not affixed to the Premises shall remain Tenant’s property (“Tenant’s Property”).

ARTICLE VI: LANDLORD’S COVENANTS AND RESERVED RIGHTS

6.1	SERVICES PROVIDED BY LANDLORD

(a)

Separately Metered Utilities. The utilities for the Premises are separately metered. Beginning on the Lease Commencement Date, Tenant shall place all separately metered utilities in Tenant’s name and pay all charges for all separately billed gas, electricity, telephone and other utility services used, rendered or supplied upon or in connection with the Premises and shall indemnify Landlord against liability or damage on such account. The costs of any utilities which are not separately metered shall be included as an Operating Expense. Tenant shall not waste or permit the waste of water or any other utilities.

(b)

Graphics and Signs. Tenant shall provide, at Tenant’s expense, identification of Tenant’s name and suite numerals at the main entrance door to the Premises. Tenant shall have the right to install one building mounted sign on the facade of the Building facing 8th Avenue or the facade of the Building facing 8th Division Street. All signs, notices, graphics and decorations of every kind or character shall be subject to Landlord’s prior written approval, which Landlord shall not unreasonably withhold, condition or delay.

(c)

Right to Cease Providing Services. In case of Force Majeure or in connection with any repairs, alterations or additions to the Property, Building, Premises and Additional Property for Parking Property, or any other acts required of or permitted to Landlord herein, Landlord may reduce or suspend service of the utilities, facilities or supplies, provided that Landlord shall use reasonable diligence to restore such services, facilities or supplies as soon as possible. No such reduction or suspension shall constitute an actual or constructive eviction or disturbance of Tenant’s use or possession of the Premises or relieve the Tenant from paying Rent or performing any of its obligations under this Lease; provided, that if the reduction or suspension prevents or materially interferes with Tenant’s ability to operate its business in the Premises or to park in the Additional Property for Parking Property, for more than five (5) consecutive business days, then Rent shall be abated or reduced, as the case may be, for so long as such prevention or material interference continues on an equitable basis as reasonably determined by Landlord and Tenant.

6.2	REPAIRS AND MAINTENANCE

Landlord shall repair and maintain (i) the Common Areas, (ii) the structural portions of the Building, (iii) the exterior walls of the Building (including exterior windows and glazing), (iv) the roof, and (v) the basic plumbing, electrical, mechanical and heating, ventilating and air-conditioning systems serving the Premises, in the manner and to the extent customarily provided by landlords in similar buildings in the area. Tenant shall pay for such repairs as a part of Operating Expenses. If any maintenance, repair or replacement is required because of any act, omission or neglect of duty by Tenant or its agents, employees, invitees or contractors, the cost thereof shall be paid by Tenant to Landlord as additional rent within thirty (30) days after billing.

Notwithstanding the above and normal and customary costs for preventive maintenance, Tenant’s cost for any repairs to the mechanical, heating, ventilating and air conditioning system, shall be limited to $1,500 per occurrence, not to exceed $5,000 in any consecutive twelve (12) month period, so long as such failure is not due to any act omission or neglect of duty by Tenant or its agents, employees, invitees or contractors.

6.3	QUIET ENJOYMENT

Upon Tenants paying the rent and performing its other obligations, Landlord shall permit Tenant to peacefully and quietly hold and enjoy the Premises, subject to the provisions of this Lease.

6.4	INSURANCE

Landlord shall insure the Property, Building, Premises and Additional Property for Parking Property against damage by fire and standard extended coverage perils in the amount of the full replacement cost thereof, and shall carry public liability insurance; all in such reasonable amounts as would be carried by a prudent owner of a similar building in the area. The cost of such insurance shall be an Operating Expense. Landlord may carry any other forms of insurance as it or its mortgagee may deem advisable which also shall be considered an Operating Expense. Insurance obtained by Landlord shall not be in lieu of any insurance required to be maintained by Tenant. Landlord shall not carry any insurance on Tenant’s Property, and shall not be obligated to repair or replace any of Tenant’s Property.

6.5	RESERVED RIGHTS

Landlord reserves the following rights, exercisable without notice (except as specified below) and without liability to Tenant for damage or injury to property, person or business and without effecting an eviction or disturbance of Tenant’s use or possession or giving rise to any claim for setoff or abatement of rent or affecting any of Tenant’s obligations under this Lease:

(a)	To change the name or street address of the Building.

(b)

To install and maintain signs on the exterior and interior of the Building, and to prescribe the location and style of the suite number and identification sign or lettering for the Premises occupied by the Tenant.

(c)	To retain at all times, and to use in appropriate instances, pass keys to the Premises, subject to the notice provisions in this Lease.

(d)	To exhibit the Property, Building, Premises and Additional Property for Parking at reasonable hours.

(e)

To enter the Property, Building, Premises and Additional Property for Parking at reasonable hours for reasonable purposes, including the posting of notices of non-responsibility, inspection and supplying janitor service or other services to be provided to Tenant hereunder.

(f)	To control access and prevent unauthorized access to Common Areas and other areas.

(g)

Provided that reasonable access to the Premises shall be maintained and the business of Tenant shall not be interfered with unreasonably, to relocate, enlarge, reduce or change corridors, exits, entrances in or to the Property, Building, Premises and Additional Property for Parking and to decorate and to make repairs, alterations, additions and improvements, structural or otherwise, in or to the Property, Building, Premises and Additional Property for Parking or any part thereof, and any adjacent building, land, street or alley, including for the purpose of connection with or entrance into or use of the Property, Building, Premises and Additional Property for Parking in conjunction with any adjoining or adjacent building or buildings, now existing or hereafter constructed, and may for such purposes erect scaffolding and other structures reasonably required by the character of the work to be performed, and during such operations may enter upon the Premises and take into and upon or through any part of the Building, including the Premises, all materials that may be required to make such repairs, alterations, improvements, or additions, and in that connection Landlord may temporarily close public entry ways, other public spaces, stairways or corridors and interrupt or temporarily suspend any services or facilities agreed to be furnished by Landlord, all without the same constituting an eviction of Tenant in whole or in part and without abatement of rent by reason of loss or interruption of the business of Tenant or otherwise and without in any manner rendering Landlord liable for damages or relieving Tenant from performance of Tenant’s obligation under this Lease; Landlord may at its option make any repairs, alterations, improvements and additions in and about the Building and the Premises during ordinary business hours and, if Tenant desires to have such work done during other than business hours, Tenant shall pay all overtime and additional expenses resulting therefrom. In the exercise of its rights under this Subsection (b), Landlord shall make commercially reasonable efforts not to unreasonably interfere with the business operations of Tenant. If Landlord’s relocation or alteration of any exits, entrances in or to the Property Building, Premises or Additional Property for Parking trigger any ADA compliance obligations, Landlord shall comply with same at is sole cost and expense (and without reimbursement as an Operating Cost).

ARTICLE VII: LANDLORD’S COVENANTS AND RESERVED RIGHTS

7.1	REPAIRS, MAINTENANCE AND SURRENDER

(a)

Repairs and Maintenance. Except for Landlord’s repair and maintenance obligations set forth in Section 6.2, Tenant shall keep the Premises in good order and condition, and shall promptly repair any damage to the Premises. All repairs shall be made in a workmanlike manner and any replacements or substitutions shall be of a quality, utility, value and condition similar to or better than the replaced or substituted item.

(b)

Surrender. At the end of the Term, Tenant shall peaceably surrender the Property, Building, Premises and Additional Property for Parking in good order, repair and condition, except for reasonable wear and tear, and Tenant shall remove Tenant’s Property and (if required by Landlord pursuant to Section 5.1(d)) any Alterations, repairing any damage caused by such removal and restoring the Premises and leaving them clean and neat. Any property not so removed shall be deemed abandoned and may be retained by Landlord or may be removed and disposed of by Landlord in such manner as Landlord shall determine. Tenant shall be responsible for costs and expenses incurred by Landlord in removing any Alterations and disposing of any such abandoned property, making any incidental repairs and replacements to the Premises, and restoring the Premises to their original condition.

7.2	USE

(a)

General Use. Tenant shall use the Property, Building, Premises and Additional Property for Parking only for the Permitted Use, and shall not use or permit the Property, Building, Premises and Additional Property for Parking to be used in violation of any law or ordinance or of any certificate of occupancy issued for the

Building or the Premises. Tenant shall not cause, maintain or permit any nuisance in, or commit or allow any waste on or about the Property, Building, Premises and Additional Property for Parking. Tenant, at Tenant’s sole cost, shall obtain all business licenses, operating permits and other approvals for the operation of Tenant’s business at the Premises.

(b)

Obstructions and Exterior Displays. Tenant shall not obstruct any of the Property, Building, Premises and Additional Property for Parking outside the Premises, and shall not, except as otherwise previously approved by Landlord, place or permit any signs, decorations, curtains, blinds, shades, awnings, aerials or flagpoles, or the like.

(c)

Compliance with Insurance Policies. Tenant shall not keep or use any article in the Premises, or permit any activity therein, which is prohibited by any insurance policy covering the Building, or would result in an increase in the premiums thereunder.

7.3	SUBLET OR ASSIGNMENT

Tenant shall have the right to assign or sublease all of any part of the Premises to any related entity, subsidiary, successor or affiliate of Tenant without Landlord’s consent or any profit-sharing. Otherwise, Tenant shall have the right to assign or sublease its rights under this Lease or sublet the whole or any part of the Property, Building, Premises and Additional Property for Parking with Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Any sublease profits under a transfer that requires Landlord’s consent shall be split 50/50 between Landlord and Tenant after Tenant deducts reasonable fees for marketing, tenant improvements, demising costs, legal expenses and brokerage fees.

7.4	INDEMNITIES

(a)

Tenant, at Tenant’s expense, shall defend (with counsel satisfactory to Landlord), indemnify and hold harmless Landlord and Landlord’s agents, employees, invitees, licensees and contractors from and against any cost, claim, action, liability or damage of any kind arising from (i) Tenant’s use and occupancy of the Property, Building, Premises and Additional Property for Parking, or any activity done or permitted by Tenant, in, on or about the Property, Building, Premises and Additional Property for Parking, (ii) any breach or default by Tenant of its obligations under this Lease, or (iii) any negligent, tortious or illegal act or omission of Tenant, its agents, employees, invitees, licensees or contractors. The obligations of Tenant under this paragraph shall survive the expiration or termination of this Lease. Nothing in this paragraph shall relieve Landlord from, or require Tenant to indemnify Landlord against, liability for damages to property or injury to person caused by the negligence or willful misconduct of Landlord or its agents, employees or contractors. All property kept, stored or maintained in the Property, Building, Premises and/or the Additional Property for Parking shall be at the sole risk of Tenant.

(b)

Landlord, at Landlord’s expense, shall defend, indemnify and hold harmless Tenant and Tenant’s agents, employees, invitees, licensees and contractors from and against any cost, claim, action, liability or damage of any kind arising from any negligent, tortious or illegal act or omission of Landlord, its agents, employees, invitees, licensees and contractors. Landlord shall not be liable to Tenant or any other person or entity for any damages arising from any act or omission of any other tenant of the Property. The obligations of Landlord under this paragraph shall survive the expiration or termination of this Lease. Nothing in this paragraph shall relieve Tenant from, or require Landlord to indemnify Tenant against, liability for damages to property or injury to person caused by the negligence or willful misconduct of Tenant or its agents, employees or contractors.

7.5	TENANT’S INSURANCE

Tenant shall maintain, at its sole expense, in responsible companies qualified to do business, and in good standing and otherwise acceptable to Landlord, the following insurance: (i) comprehensive general liability insurance covering the Property, Premises and Additional Property for Parking insuring Landlord as well as Tenant with limits which shall, at the commencement of the Term, be at least $2,000,000 and from time to time during the Term shall be for such higher limits, if any, as are customarily carried in the area in which the Premises are located with respect to similar properties, (ii) workers’ compensation insurance with statutory limits covering all of Tenant’s employees, (iii) “all-risk” property insurance insuring Tenant’s Property for the full replacement value of such items and (iv) business interruption insurance. There shall be no deductible for liability policies and a deductible not greater than $5,000 for property insurance policies. Tenant shall deposit promptly with Landlord certificates for such insurance, and all renewals thereof, bearing the endorsement that the policies will not be canceled until after thirty (30) days’ written notice to Landlord (if commercially available). All policies shall be carried with insurers with a rating of A-IX by Best’s and otherwise acceptable to Landlord.

7.6	PAYMENT OF TAXES

If at any time during the Term, any political subdivision of the state in which the Property is located, or any other governmental authority, levies or assesses against Landlord a tax or excise on rents or other tax (excluding income tax, franchise and excise taxes owed by Landlord), however described, including but not limited to assessments, charges or fees required to be paid, by way of substitution for or as a supplement to real estate taxes, or any other tax on rent or profits in substitution for or as a supplement to a tax levied against the Property, Building, Premises or Additional Property for Parking or Landlord’s personal property, then Tenant will pay to Landlord as Additional Rent its proportionate share based on Tenant’s Percentage of said tax or excise.

7.7	ENVIRONMENTAL ASSURANCES

(a)	Covenants.

i.

Tenant shall not cause any Hazardous Materials to be used, generated, stored or disposed of on, under or about, or transported to or from, the Property, Building, Premises and Additional Property for Parking unless the same is specifically approved in advance by Landlord in writing; provided, however that small quantities of retail, household, and office chemicals customarily sold over-the-counter to the public without special licensing or permitting requirements or the filing of a material data safety sheet and which are reasonably necessary to Tenant’s Permitted Uses shall be permitted so long such substances are used and maintained only in such quantities as are reasonably necessary for such Permitted Use of the Premises and the ordinary course of Tenant’s business therein, strictly in accordance with applicable law and the manufacturers’ instructions therefor.

ii.	Tenant shall comply with all obligations imposed by Environmental Laws, and all other restrictions and regulations upon the use, generation, storage or disposal of Hazardous Materials.

iii.

Tenant shall deliver promptly to Landlord true and complete copies of all notices received by Tenant from any governmental authority with respect to the use, generation, storage or disposal by Tenant of Hazardous Materials at, to or from the Property, Building, Premises and Additional Property for Parking and shall immediately notify Landlord both by telephone and in writing of any unauthorized discharge of Hazardous Materials or of any condition that poses an imminent hazard to the Property, Building, Premises and Additional Property for Parking, the public or the environment.

iv.

Tenant shall complete fully, truthfully and promptly any questionnaires sent by Landlord with respect to Tenant’s use of the Property, Building, Premises and Additional Property for Parking and its use, generation, storage and disposal of Hazardous Materials at, to or from the Premises.

v.

Tenant shall permit entry onto the Premises and Additional Property for Parking by Landlord or Landlord’s representatives at any reasonable time to verify and monitor Tenant’s compliance with its covenants set forth in this Paragraph 7.7 and to perform other environmental inspections of the Premises.

vi.

If Landlord conducts any environmental inspections because it has reason to believe that Tenant’s activities have or are likely to result in a violation of Environmental Laws or a release of Hazardous Materials on the Property, then Tenant shall pay to Landlord, as additional rent, the costs incurred by Landlord for such inspections.

vii.	Tenant shall cease immediately upon notice from Landlord any activity which violates or creates a risk of violation of any Environmental Laws.

viii.

After notice to and approval by Landlord, Tenant shall, at Tenants cost, promptly remove, clean-up, dispose of or otherwise remediate, in accordance with Environmental Laws and good commercial practice, any Hazardous Materials on, under or about the Property, Building, Premises and Additional Property for Parking Property resulting from Tenant’s activities.

(b)

Indemnification. Tenant shall indemnify, defend with counsel acceptable to Landlord and hold Landlord harmless from and against any claims, damages, costs, liabilities or losses (including, without limitation, any decrease in the value of the Property, Building, Premises and Additional Property for Parking, loss or restriction of any area of the Property, Building, Premises and Additional Property for Parking, and adverse impact of the marketability of the Property, Building, Premises and Additional Property for Parking) arising out of Tenant’s use, generation, storage or disposal of Hazardous Materials at, to or from the Property, Building, Premises and Additional Property for Parking. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state, or local governmental agency or political Subdivision because of Hazardous Material present in, on, or about the Property, Building, Premises and Additional Property for Parking or in the soil or ground water on or under the Property, Building, Premises and Additional Property for Parking.

(c)

Definitions. “Hazardous Materials” as used in this Lease shall have its broadest meaning under applicable federal, state or local law, rule, regulation or publication relating to public health and/or the environment, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the federal Hazardous Materials Transportation Act, as amended; and the federal Resource Conservation and Recovery Act, as amended and shall include but not be limited to, materials defined or regulated as “hazardous substances”, “toxic substances”, “hazardous wastes”, “solid waste”, “special waste”, “universal waste”, “medical waste” “infectious waste”, materials containing asbestos or urea formaldehyde; gasoline and other petroleum products, flammables, explosives, radon, natural gases, radioactive materials and nuclear wastes and as such substances are defined or regulated in any regulations adopted and publications promulgated pursuant to said laws (“Environmental Laws”).

(d)	Survival. The obligations of Tenant in this Paragraph 7.7 shall survive the expiration or termination of this Lease.

(e)

Limitation. Notwithstanding anything to the contrary in this Lease, in no event that Tenant be liable for any pre-existing Hazardous Materials in, on or under the Property, Building, Premises or Additional Property for Parking, nor for any Hazardous Materials released by any third party. Tenant shall have responsibility only for Hazardous Materials released by Tenant, its agents and invitees.

7.8	AMERICANS WITH DISABILITIES ACT

To the extent required by applicable law, Tenant shall comply with the Americans with Disabilities Act of 1990 (“ADA”) and the regulations promulgated thereunder. Tenant hereby expressly assumes all responsibility for compliance with the ADA relating to the Premises and the activities conducted by Tenant within the Premises. Any Alterations to the Premises made by Tenant for the purpose of complying with the ADA or which otherwise require compliance with the ADA shall be done in accordance with this Lease; provided, that Landlord’s consent to such Alterations shall not constitute either Landlord’s assumption, in whole or in part, of Tenant’s responsibility for compliance with the ADA, or representation or confirmation by Landlord that such Alterations comply with the provisions of the ADA.

ARTICLE VIII: DEFAULT

8.1	DEFAULT

The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant:

(a)	The failure by Tenant to make any payment of Base Rent or Additional Rent or any other payment required hereunder within five (5) days after written notice thereof from Landlord to Tenant;

(b)

The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, if such failure shall continue for a period of more than thirty (30) days after written notice thereof from Tenant to Landlord specifying Tenant’s default; provided, however, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) day period and diligently prosecutes such cure to completion;

(c)

The failure by Tenant or any present or future guarantor of all or any portion of Tenant’s obligations under this Lease to pay its debts as they become due, or Tenant or any such guarantor becoming insolvent, filing or having filed against it a petition under any chapter of the United States Bankruptcy Code, 11 U.S.C. Paragraph 101 et seq. (or any similar petition under any insolvency law of any jurisdiction) if such petition is not dismissed within sixty (60) days thereafter, proposing any dissolution, liquidation, composition, financial reorganization or recapitalization with creditors, making an assignment or trust mortgage for the benefit of creditors, or if a receiver, trustee, custodian or similar agent is appointed or takes possession with respect to any property or business of Tenant or such guarantor; or

(d)

if the leasehold estate under this Lease or any substantial part of the property or assets of Tenant of this leasehold is taken by execution, or by other process of law, or is attached or subjected to any involuntary encumbrance if such attachment or other seizure remains undismissed or undischarged for a period of ten business (10) days after the levy thereof.

8.2	REMEDIES OF LANDLORD AND CALCULATION OF DAMAGES

(a)

Remedies. In the event of any default by Tenant, whether or not the Term shall have begun, in addition to any other remedies available to Landlord at law or in equity, Landlord may, at its option and without further notice exercise any or all of the following remedies:

i.

Terminate the Lease and upon notice to Tenant of termination of the Lease all rights of Tenant hereunder shall thereupon come to an end as fully and completely as if the date such notice is given were the date originally fixed for the expiration of the Term, and Tenant shall then quit and surrender the Premises and its rights to use the Common Areas and Additional Property for Parking to Landlord and Landlord shall have the right, without judicial process, to re-enter the Premises and Additional Property for Parking to Landlord. No such expiration or termination of the Lease shall relieve Tenant of its liability and obligations under the Lease.

ii.

Accelerate the payment of Base Rent and all Additional Rent under this Lease for the remainder of the Term and terminate the Lease in the same manner, and with the same force and effect, as provided in clause (i) above.

iii.

Enter the Premises and the Additional Property for Parking and cure any default by Tenant and in so doing, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord, and all incidental costs and expenses, including reasonable attorneys’ fees, shall be considered additional rent under this Lease and shall be payable to Landlord immediately upon demand, together with interest from the date of demand to the date of payment at the Default Rate.

(b)

Calculation of Damages. If this Lease is terminated as provided in Paragraph 8.2(a)(i) above, Tenant, until the end of the Term, or what would have been such Term in the absence of any such event, shall be liable to Landlord, as damages for Tenant’s default, for the amount of the Base Rent and all Additional Rent and other charges which would be payable under this lease by Tenant if this Lease were still in effect, less the net proceeds of any reletting of the Premises actually collected by Landlord after deducting all Landlord’s expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage and management commissions, operating expenses, legal expenses, reasonable attorneys’ fees, alteration costs and expenses of preparation of the Premises for such reletting. Tenant shall pay such damages to Landlord monthly on the days on which the Base Rent and on the days on which Additional Rent would have been payable as if this Lease were still in effect, and Landlord shall be entitled to recover from Tenant such damages monthly as the same shall arise.

If Base Rent and Additional Rent are accelerated and this Lease is terminated as provided in Paragraph 8.2(a)(ii) above, Tenant shall be liable to pay to Landlord, in one payment, as damages for Tenant’s default, an amount equal to the total amount of Base Rent and additional rent reserved in this Lease from the date of default to the date of expiration of the Term, minus such net proceeds of reletting of the Premises that Tenant proves could be collected by Landlord in mitigation, after deducting all Landlord’s expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage and management commissions, operating expenses, legal expenses, reasonable attorneys’ fees, alteration costs and expenses of preparation of the Premises for such reletting, all discounted at a fixed annual interest rate equal to the Federal Funds Rate as published in The Wall Street Journal on the date of Landlord’s election to accelerate the rents hereunder.

(c)

No Limitations. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be provided, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

(d)

Cumulative Remedies. Landlord’s remedies under this Lease are cumulative and not exclusive of any other remedies to which Landlord may be entitled in case of Tenant’s default or threatened default under this Lease, including, without limitation, the remedies of injunction and specific performance.

ARTICLE IX: CASUALTY AND EMINENT DOMAIN

9.1	CASUALTY

(a)

Casualty in General. If, during the Term, the Property, Building, Premises or Additional Property for Parking, are wholly or partially damaged or destroyed by fire or other casualty, and the casualty renders the Property, Building, Premises and Additional Property for Parking totally or partially inaccessible or unusable by Tenant in the ordinary conduct of Tenant’s business, Landlord and Tenant shall each have the right to terminate this Lease by giving written notice to the other party.

(b)

Reduction in Base and Additional Rent. In the event of a fire or other casualty which does not result in a termination of the Lease, Base Rent and Additional Rent shall be proportionately reduced based on the portion of the Property, Building, Premises and/or Additional Property for Parking, rendered unusable during the period of repair or restoration, and Landlord shall repair or restore the Property, Building, Premises and Additional Property for Parking, to the extent of available proceeds or awards from such casualty. Landlord shall not be required to repair or restore any damage to Tenant’s Property or any Alterations.

(c)

Waiver of Subrogation. Landlord and Tenant shall cause each property insurance policy obtained by each of them to provide that the insurer waives all right of recovery by way of subrogation against either Landlord or Tenant in connection with any loss or damage covered by such policy.

9.2	EMINENT DOMAIN

(a)

Eminent Domain in General. If the whole of the Property, Building, Premises and Additional Property for Parking, shall be taken or appropriated under the power of eminent domain or condemnation (a “Taking”) so as to render the balance unusable by Tenant, either Landlord or Tenant may terminate this Lease and the termination date shall be the date of the Taking, or the date possession is taken by the Taking authority, whichever is earlier. If the whole or any part of the Property, Building, Premises or Additional Property for Parking, is the subject of a Taking and such Taking materially affects the normal operation of Tenants use of the Property, Building, Premises and Additional Property for Parking, either Landlord or Tenant may elect to terminate this Lease. A sale by Landlord under threat of a Taking shall constitute a Taking for the purpose of this Paragraph 9.2. No award for any partial or entire Taking shall be apportioned. Landlord shall receive (subject to the rights of Landlord’s mortgagees) and Tenant hereby assigns to Landlord any award which may be made and any other proceeds in connection with such Taking, together with all rights of Tenant to such award or proceeds, including, without limitation, any award or compensation for the value of all or any part of the leasehold estate; provided that nothing contained in this Paragraph 9.2(a) shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any separate award made to Tenant for (i) the taking of Tenant’s Property, or (ii) interruption of or damage to Tenant’s business, or (iii) Tenant’s moving and relocation costs.

(b)

Reduction in Base and Additional Rent. In the event of a Taking which does not result in a termination of the Lease, Base Rent and Additional Rent shall be proportionately reduced based on the portion of the Property, Building, Premises and/or Additional Property for Parking, rendered unusable, and Landlord shall restore the Property, Building, Premises and Additional Property for Parking, to the extent of available proceeds or awards from such Taking. Landlord shall not be required to repair or restore any damage to Tenant’s Property or any Alterations.

(c)

Sole Remedies. This Paragraph 9.2 sets forth Tenant’s and Landlord’s sole remedies for Taking. Upon termination of this Lease pursuant to this Paragraph 9.2, Tenant and Landlord hereby agree to release each other from any and all obligations and liabilities with respect to this Lease except such obligations and liabilities which arise or accrue prior to such termination.

ARTICLE X: RIGHTS OF PARTIES HOLDING SENIOR INTERESTS

10.1	SUBORDINATION

This Lease shall be subject and subordinate to any and all mortgages, deeds of trust and other instruments in the nature of a mortgage, ground lease or other matters of record (“Senior Interests”) which now or at any time hereafter encumber the Property and Tenant shall, within twenty (20) days of Landlord’s request, execute and deliver to Landlord such recordable written instruments as shall be necessary to show the subordination of this Lease to such Senior Interests. Notwithstanding the foregoing, if any holder of a Senior Interest succeeds to the interest of Landlord under this Lease, then, at the option of such holder, this Lease shall continue in full force and effect and Tenant shall attorn to such holder and recognize such holder as its landlord as long as such holder agrees to assume its obligations under this Lease. In the event of attornment, no such holder of a Senior Interest or successor thereto shall be: (i) liable for any act or omission of Landlord, or subject to any offsets or defenses which Tenant might have against Landlord (prior to such party becoming Landlord under such attornment), (ii) liable for any security deposit or bound by any prepaid Rent not actually received by such party, or (iii) bound by any future modification of this Lease not consented to by such party. Notwithstanding the foregoing, Landlord shall make good faith commercially reasonable efforts to obtain a subordination, non-disturbance and attornment agreement from its sole current lender First Bank on such lender’s current commercially reasonable form.

ARTICLE XI: GENERAL

11.1	AUTHORITY

Each of Landlord and Tenant represents and warrants that those persons executing this Lease on such party’s behalf are duly authorized to execute and deliver this Lease on its behalf, and that this Lease is binding upon such party in accordance with its terms, and simultaneously with the execution of this Lease, Tenant shall deliver evidence of such authority to Landlord in form satisfactory to Landlord, if so requested.

11.2	NOTICES

Any notice required or permitted hereunder shall be in writing. Notices shall be addressed to Landlord c/o Manager at Manager’s Address and to Tenant at Tenant’s Address. Any communication so addressed shall be deemed duly given when delivered by hand, one day after being sent by Federal Express (or other guaranteed one day delivery service) or three days after being sent by registered or certified mail, return receipt requested. Either party may change its address by giving notice to the other.

11.3	NO WAIVER OR ORAL MODIFICATION

No provision of this Lease shall be deemed waived by Landlord or Tenant except by a signed written waiver. No consent to any act or waiver of any breach or default, express or implied, by Landlord or Tenant, shall be construed as a consent to any other act or waiver of any other breach or default.

11.4	SEVERABILITY

If any provision of this Lease, or the application thereof in any circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each provision hereof shall be valid and enforceable to the fullest extent permitted by law.

11.5	REQUESTS BY TENANT

Tenant shall pay, on demand, all reasonable costs incurred by Landlord, including without limitation reasonable attorneys’ fees, in connection with any matter requiring Landlord’s review or consent or any other requests made by Tenant under this Lease, regardless of whether such request is granted by Landlord.

11.6	ESTOPPEL CERTIFICATE

Within fifteen (15) days after written request by Landlord, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying (i) that this Lease is unmodified and in full force and effect, or is in full force and effect as modified and stating the modifications; (ii) the amount of Base Rent currently payable by Tenant to Landlord; (iii) Tenant’s Additional Rent currently payable by Tenant to Landlord; (iv) the date to which Base Rent and Additional Rent have been paid in advance; (v) the amount of any security deposited with Landlord; (vi) that Landlord is not in default hereunder or, if Landlord is claimed to be in default, stating the nature of any claimed default, and (vii) such other matters as may be reasonably requested by Landlord. Any such statement may be relied upon by a purchaser, assignee or lender. Tenant’s failure to execute and deliver such statement within the time required shall be conclusive upon Tenant that this Lease is in full force and effect and has not been modified except as represented by Landlord; and there are no uncured defaults in Landlord’s performance and Tenant has no right of offset, counterclaim or deduction against rent.

11.7	WAIVER OF LIABILITY

Landlord and Tenant each hereby waive all rights of recovery against the other and against the officers, employees, agents, and representatives of the other, on account of loss by or damage to the waiving party or its property or the property of others under its control, to the extent that such loss or damage is insured against under any insurance policy that either may have in force at the time of the loss or damage. Each party shall notify its insurers that the foregoing waiver is contained in this Lease.

11.8	EXECTION, PRIOR AGREEMENTS AND NO REPRESENTATIONS

This Lease shall not be binding and enforceable until executed by authorized representatives of Landlord and Tenant. This Lease contains all of the agreements of the parties with respect to the subject matter hereof and supersedes all prior dealings, whether written or oral, between them with respect to such subject matter.

11.9	BROKERS

Landlord recognizes Jones Land LaSalle as Broker for the Tenant and Broker shall be paid a market commission by Landlord under terms and conditions to be established by separate agreement between Broker and Landlord.

11.10	SUCCESSORS AND ASSIGNS

Without limiting the provisions of Section 7.3, this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that only the original Landlord named herein shall be liable for Landlord’s obligations under this Lease, if any, accruing before the beginning of the Term, and thereafter the original Landlord named herein and each successive owner of the Premises shall be liable only for obligations accruing during the period of their respective ownership.

11.11	APPLICABLE LAW AND LEASE INTERPRETATION

This Lease shall be construed, governed and enforced according to the laws of Tennessee. In construing this Lease, paragraph headings are for convenience only and shall be disregarded. Any recitals herein or exhibits attached hereto are hereby incorporated into this Lease by this reference. Time is of the essence of this Lease and every provision contained herein. The parties acknowledge that this Lease was freely negotiated by both parties, each of whom was represented by counsel; accordingly, this Lease shall be construed according to the fair meaning of its terms, and not against either party. If one or more persons or parties constitute Tenant, the obligations of such persons or parties hereunder shall be joint and several.

11.12	COSTS OF COLLECTION, ENFORCEMENT AND DISPUTES

Tenant shall pay all costs of collection, including reasonable attorneys’ fees, incurred by Landlord in connection with any default by Tenant. If either Landlord or Tenant institutes any action to enforce the provisions of this Lease or to seek a declaration of rights hereunder, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and court costs as part of any award. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other, on or in respect to any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenant’s use or occupancy of the Property, Building, Premises and Additional Property for Parking, and/or claim of injury or damage.

11.13	HOLDOVER

In the event of holding over by Tenant after expiration or termination of this Lease without the written consent of Landlord, Tenant shall pay Base Rent in an amount equal to one hundred and fifty percent (150%) of the Base Rent in effect on the last month of the initial Term or One Year Extension or Two Month Extension as applicable together with one hundred percent (100%) of all Additional Rent. No holding over by Tenant after the term of this Lease shall be construed to extend this Lease, and, in such event, Tenant shall be deemed a tenant at will, terminable on thirty (30) days’ notice from Landlord. Tenant shall not be liable for consequential damages sustained by Landlord on account of such holding over provided such Holdover does not continue for a period of more than sixty (60) days after the expiration of the Term, One Year Extension or Two Month Extension as applicable.

11.14	FORCE MAJEURE

If Landlord or Tenant is prevented from or delayed in performing any act required of it hereunder, and such prevention or delay is caused by strikes, labor disputes, inability to obtain labor, materials, or equipment, inclement weather, acts of God, governmental restrictions, regulations, or controls, judicial orders, enemy or hostile government actions, civil commotion, fire or other casualty, or other causes beyond such party’s reasonable control (“Force Majeure”), the performance of such act shall be excused for a period equal to the period of prevention or delay. A party’s financial inability to perform its obligations shall in no event constitute Force Majeure. Nothing in this Paragraph 11.14 shall excuse or delay Tenant’s obligation to pay any rent or other charges due under this Lease.

11.15	LIMITATION ON LIABILITY

Landlord shall not be liable to Tenant for any damage to or loss of personal property in, or to any personal injury occurring in, the Premises, unless such damage, loss or injury is the result of the gross negligence or willful misconduct of Landlord or Landlord’s employees or agents. The obligations and liability of Landlord arising from or in connection with this Lease, or any amendment to this Lease or any instrument or document executed in connection herewith do not constitute personal obligations or liabilities of the individual partners, members, managers, directors, officers, shareholders, trustees or beneficiaries of Landlord, and Tenant shall not seek or have any recourse against the partners, members, managers, directors, officers, shareholders, trustees or beneficiaries of Landlord, or any of their personal assets for satisfaction of any liability with respect to this Lease, or any amendment to this Lease or any instrument or document executed in connection herewith. In the event of any default by Landlord under this Lease, Tenant’s sole and exclusive remedy and recourse shall be against Landlord’s interest in the Property, Building, Premises and Additional Property for Parking and not against any other assets of Landlord. In no event shall Landlord be responsible for consequential damages. Assets of a Landlord which is a partnership or limited liability company do not include the assets of the partners or members of such Landlord, and the negative capital account of a partner or member and an obligation of a partner or member to contribute capital to the partnership or limited liability company which constitutes Landlord shall not be deemed to be assets of the partnership or limited liability company which is Landlord.

11.16	NOTICE OF LANDLORD’S DEFAULT

The failure by Landlord to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Landlord shall not constitute a default by Landlord unless such failure shall continue for a period of more than thirty (30) days after written notice thereof from Tenant to Landlord specifying Landlord’s default;

provided, however, that if the nature of Landlord’s default is such that more than thirty (30) days are reasonably required for its cure, then Landlord shall not be deemed to be in default if Landlord commences such cure within said thirty (30) day period and diligently prosecutes such cure to completion. Tenant shall, simultaneously with delivery to Landlord, provide written notice specifying the Landlord default to the holder of any first mortgage or deed of trust covering the Premises whose name and address have been furnished to Tenant in writing.

11.17	LEASE NOT TO BE RECORDED

Tenant agrees that it will not record this Lease. If required by applicable statute, each party shall, upon the request of the other, execute and deliver a notice or short form of this Lease in such form, if any, as may be permitted by applicable statute. If this Lease is terminated before the Term expires the parties shall execute, deliver and record an instrument acknowledging such fact and the actual date of termination of this Lease, and Tenant hereby appoints Landlord its attorney-in-fact, coupled with an interest, with full power of substitution to execute such instrument.

11.18	SECURITY DEPOSIT

Intentionally Omitted

SIGNATURE PAGE IMMEDIATELY FOLLOWS

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease, which includes the Major Lease Terms, Standard Lease Provisions and Exhibits attached to this Lease, with the intent that each of the parties shall be legally bound thereby.

TENANT: Eargo, Inc., a Delaware Corporation

By:	/s/ William H. Brownie

Name:	William H. Brownie
Title:	CCOO & CFO
Date:	9/10/18

LANDLORD: SEV 8th and Division, a Tennessee Limited Liability Company

By:	/s/ Cameron W. Sorenson

Name:	Cameron W. Sorenson
Title:	Manager
Date:	9/11/18